UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2012

ELECTRO SCIENTIFIC INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

OREGON	0-12853	93-0370304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13900 NW Science Park Drive, Portland, Oregon		97229
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (503) 641-4141

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Material Modification to Rights of Security Holders

The disclosures set forth in Item 5.03 of this report are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On November 8, 2012, the Board of Directors of the Company approved an amendment to the 2009 Amended and Restated Bylaws of the Company amending Article I, Section 1.2 to provide that the President shall call a special meeting of shareholders upon the written demand of the holders of not less than 25% of all votes entitled to be cast on any issue proposed to be considered at the meeting.

Item 8.01 Other Events

On November 8, 2012, the Board of Directors of the Company amended the Company’s Corporate Governance Guidelines to provide that any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall tender his or her resignation for consideration by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee shall recommend to the Board of Directors the action to be taken with respect to the resignation. The Board of Directors will publicly disclose its decision within 90 days of the certification of the election results.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit 3.1	2009 Amended and Restated Bylaws of Electro Scientific Industries, Inc., as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2012.

Electro Scientific Industries, Inc.
(Registrant)

By:	/s/ Paul Oldham

Name:	Paul Oldham
Title:	Vice President of Administration,
Chief Financial Officer and Secretary

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